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Exhibit 5.1

KPMG LLP 205-5th Avenue SW Suite 3100, Bow Valley Square 2 Calgary AB T2P 4B9	Telephone (403) 691-8000 Fax (403) 691-8008 www.kpmg.ca

 CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors of TransCanada Corporation

We consent to the use of our audit report dated February 10, 2016, on the consolidated financial statements of TransCanada Corporation, which comprise the consolidated balance sheets as at December 31, 2015 and December 31, 2014, the consolidated statements of income, comprehensive income, cash flows, and equity for each of the years in the three-year period ended December 31, 2015, and notes, comprising a summary of significant accounting policies and other explanatory information, which is incorporated herein by reference and to the reference to our firm under the heading "Experts" in the prospectus.

/s/ KPMG LLP
Chartered Professional Accountants

March 17, 2016
Calgary, Canada

KPMG LLP is a Canadian limited liability partnership and a member firm of the KPMG network of independent member firms affiliated with KPMG International Cooperative
("KPMG International"), a Swiss entity.
KPMG Canada provides services to KPMG LLP.
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  Exhibit 5.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM